SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 11, 2000


                             MEDICAL DYNAMICS, INC.
                     --------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                              84-0631765
-------------------------------                                 ----------
(State or other jurisdiction of                               (IRS Employer
incorporation or organization)                           Identification Number)


                 99 Inverness Drive East
                   Englewood, Colorado                     80112
        ----------------------------------------         ----------
        (Address of principal executive offices)         (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                          -----------------------------
                  former name or former address, if applicable

Item 5.  Other Events.

     Medical Dynamics, Inc. (Nasdaq SmallCap-MEDY), a nationwide provider of dental practice management software and integrated technology solutions, today announced it has executed an amended and restated merger agreement with InfoCure Corporation (Nasdaq- INCX) by which InfoCure will acquire all outstanding Medical Dynamics common stock in exchange for InfoCure common and preferred stock. This agreement amends and restates the merger agreement between InfoCure and Medical Dynamics originally entered into on December 21, 1999 and subsequently amended on April 10 and June 21, 2000.

     Upon completion of the merger, one current share of Medical Dynamics common stock will convert to .06873 shares of InfoCure common stock and .07558 shares of a series of InfoCure 6% preferred stock which will have a liquidation preference of $5.44 per share and will be exchanged for shares of 6% preferred stock of InfoCure's PracticeWorks subsidiary. The shares of InfoCure preferred stock will be represented by depository receipts equal to 1/10th share of preferred stock or greater. The shares of PracticeWorks preferred stock to be issued in the spin-off will be convertible into 1.5% of PracticeWorks common stock outstanding on a fully-diluted basis immediately after that spin-off occurs. Persons holding 100 or fewer shares of Medical Dynamics common stock will receive cash at the rate of $.75 per share. Persons holding options and warrants to acquire Medical Dynamics common stock prior to the merger will be entitled to receive options to acquire InfoCure common stock (PracticeWorks common stock after the spin-off occurs). The merger is subject to approval by Medical Dynamics shareholders at a meeting which Medical Dynamics expects to hold on November 29, 2000, pursuant to a proxy statement. The proxy statement will be included as part of a Form S-4 registration statement to be filed by InfoCure.

     The merger agreement contains a price protection provision which was not contained in the earlier agreement. Medical Dynamics may, upon notice to InfoCure, terminate the merger agreement without penalty if the average price of InfoCure common stock reduces below $3.45 per share for the 20 trading days preceding the closing date. If Medical Dynamics provides such notice, InfoCure may adjust the common stock merger ratio or pay $.2372 per share of Medical Dynamics common stock in cash, in lieu of issuing any InfoCure common stock. In either case, if InfoCure elects to complete the merger following Medical Dynamics' notice, Medical Dynamics shareholders will receive shares of InfoCure preferred stock. InfoCure may terminate the merger agreement without penalty if InfoCure's average trading price for the 20 days preceding the closing date exceeds $6.41 per share.

     In connection with the execution of the amended and restated merger agreement, InfoCure agreed to make a $250,000 loan to Medical Dynamics, increasing the total amount loaned to Medical Dynamics to $1,550,000, which loan will be due on September 30, 2001 if the merger does not occur. Medical Dynamics will use the proceeds of this loan for working capital. Dr. and Mrs. Adair (principal shareholders and directors of Medical Dynamics) and Daniel Richmond and Chae Kim (directors of Medical Dynamics and Computer Age Dentist) agreed to continue to subordinate their remaining debt (totaling approximately $350,000) and their security interest in Medical Dynamics's assets and the assets of Computer Age Dentist to the repayment of the amounts due to InfoCure.

     InfoCure, through its operating divisions PracticeWorks and VitalWorks, is a leading national provider of information management technology and services targeted to healthcare practices that operate in a variety of specialties, including anesthesiology, dental, dermatology, emergency medicine, oral and maxillofacial surgery, orthodontics, pathology, podiatry, radiology, and enterprise-wide medical entities. The company's wide range of technological solutions automate the administrative, financial and clinical information management functions for doctors and other healthcare providers, and will provide a broad platform for electronic commerce. InfoCure provides its customers with ongoing software services, training and electronic data interchange (EDI) services.

     On August 22, 2000, InfoCure announced a proposed spin-off of its PracticeWorks operating division to its shareholders. PracticeWorks provides information management technology and services to its approximately 38,000 dentists, orthodontists, and oral and maxillofacial surgeons. PracticeWorks expects to be an independent public company and will apply for listing on the Nasdaq National Market. After the spin-off, InfoCure expects to change its name to VitalWorks, and will concentrate its operations on management information technology and e-health services exclusively for medical practices, including the delivery of its previously announced ASP products. InfoCure also announced that, at the time of the spin-off, each company will have a separate and unrelated board of directors and independent management teams. James K. Price will become CEO and Richard E. Perlman will become chairman of PracticeWorks. Frederick L. Fine will become chairman of VitalWorks.

     InfoCure announced that it anticipated to complete the proposed spin-off in the fourth quarter of this year. At the time of the distribution, each InfoCure shareholder of record will receive a pro rata dividend of PracticeWorks common stock in a ratio to be determined prior to the spin-off of PracticeWorks shares. InfoCure has agreed to complete its merger with Medical Dynamics before the completion of the PracticeWorks spin-off. Consequently, shareholders of Medical Dynamics will be shareholders of InfoCure at the time the spin-off occurs and will participate in the spin-off.

     Certain statements contained in this report may be forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks including, but not limited to, future economic conditions, competitive products and pricing, new product development, the delivery of products under existing contracts and other factors.

Item 7.  Financial Statements and Exhibits

     a.   Not applicable.

     b.   Not applicable.

     c.   Exhibits

     1. Amended and Restated Agreement and Plan of Merger by and between Medical Dynamics, Inc., CADI Acquisition Corporation., and InfoCure Corporation dated as of October 10, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDICAL DYNAMICS, INC.

October 11, 2000                            By:  /s/  Van A. Horsley
                                               --------------------------------
                                                      Van A. Horsley, President